UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

200 Vesey Street, World Financial Center
New York, New York		10285
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                                 Regulation FD Disclosure

On April 28, 2009, American Express Company (the “Company”) and Industrial and Commercial Bank of China (“ICBC”) issued a joint press release announcing that the Company has sold a portion of its H shares in ICBC in a private sale.  A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company expects to recognize a gain of approximately $210 million (approximately $132 million after tax) on the sale of its ICBC shares.

Separately, the Company reiterated the plans it announced on April 23, 2009, in connection with the reporting of its first quarter financial results that it intends to initiate additional reengineering efforts in the second quarter of 2009, including staff reductions, to help further reduce its operating costs.  These actions are expected to result in the recognition of a restructuring charge for the quarter ending June 30, 2009.  The estimated amount of this charge has not yet been determined.

Exhibit

99.1         Joint Press Release, dated April 28, 2009, of American Express Company and Industrial and Commercial Bank of China.

This report includes forward-looking statements, which are subject to risks and uncertainties.  The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  American Express Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to:  the success, timeliness and financial impact (including costs, cost savings, and other benefits, including increased revenues), and beneficial effect on the Company’s operating expense to revenue ratio, both in the short-term (including during 2009) and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the internet to save costs, and planned staff reductions relating to certain of such reengineering actions, and the Company’s ability to reinvest the benefits arising from such reengineering actions in its businesses.  A further description of these and other risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

	By:	/s/ Stephen P. Norman
Name: Stephen P. Norman
Title: Secretary

Date: April 28, 2009

EXHIBIT INDEX

Item No.	Description

99.1	Joint Press Release, dated April 28, 2009, of American Express Company and Industrial and Commercial Bank of China.